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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of report: March 22, 1999

                 Date of earliest event reported: March 11, 1999


                           CALIFORNIA MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


      0-7428                                              94-1668412
(Commission File No.)                          (IRS Employer Identification No.)




                              1143 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 732-4000


                                ---------------

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ITEM 5.   OTHER EVENTS.

California Microwave, Inc. (the "Company") issued a press release on March 11, 1999, announcing that it will change its corporate name to Adaptive Broadband Corporation effective April 29, 1999. Over the past two years, the Company has narrowed its market and product focus to concentrate on wireless broadband solutions. Its focus has changed so dramatically that the Company bears little resemblance to the California supplier of defense electronics and microwave components that was founded in 1968. In fact, the California Microwave name has such a strong presence in the intelligence community that the Company has agreed to include the name as part of the agreement to sell the Company's government division to Northrop Grumman Corporation. Therefore, on April 29, 1999, the Company will become known as Adaptive Broadband Corporation, with a new stock symbol of ADAP, listed April 30 on the Nasdaq National Market trading system.


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CALIFORNIA MICROWAVE, INC.


Dated:  March 22, 1999                 By: /s/ DONNA S. BIRKS
                                           -----------------------------------
                                           Donna S. Birks
                                           Executive Vice President and
                                           Chief Financial Officer